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                                                                Exhibit 23.9




                          CONSENT OF SBC WARBURG INC.


        We hereby consent to the use of Appendix C containing our opinion letter dated December 8, 1996 to the Board of Directors of Santa Fe Pacific Gold Corporation ("Santa Fe") in the Joint Proxy Statement/Prospectus constituting a part of the Registration Statement on Form S-4 relating to the combination of Homestake Mining Company and Santa Fe and to the references to our firm in such Joint Proxy Statement/Prospectus. In giving this consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

                                SBC Warburg Inc.


                                /s/ SBC Warburg Inc.
                                ----------------------------


New York, New York
January 6, 1997